GREER, HERZ & ADAMS, L.L.P.
A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS GREGORY S. GARRISON
(409) 797-3248
(409) 621-3248 (FAX)
ggarrison@greerherz.com
Galveston Office
ATTORNEYS AT LAW

ONE MOODY PLAZA, 18TH FLOOR
GALVESTON, TEXAS 77550-7998
FAX (409) 766-6424

(409) 797-3200
(281) 480-5278 (HOUSTON)
www.greerherz.com




BAY AREA HOUSTON OFFICE:
2525 SOUTH SHORE BLVD., SUITE 203
LEAGUE CITY, TEXAS  77573
FAX (281) 538-3791


October 6, 2008


American National Investment Accounts, Inc.
2450 South Shore Boulevard, Suite 400
League City, Texas  77573

	RE:	American National Investment Accounts, Inc.
		Registration Statement on Form N-14

Ladies and Gentlemen:

	We have acted as counsel to American National Investment Accounts, Inc., a
	Maryland corporation registered as an open-end management investment company
	(the "Company") under the Investment Company Act of 1940, as amended, in
	connection with certain matters arising out of the intended execution,
	delivery and performance of an Agreement and Plan of Reorganization (the
	"Plan") by the Company on behalf of two of its series, the American National
	Small-Cap/Mid-Cap Portfolio (the "Acquired Fund") and the American National
	Growth Portfolio (the "Acquiring Fund").  The Plan provides for the issuance
	at net asset value of an indefinite number of shares of the Acquiring
	Portfolio, $.01 par value per share (the "Shares"), in exchange for all of the
	assets of the Acquired Portfolio and the Acquiring Portfolio's assumption of
	the Acquired Portfolio's liabilities, under the above-referenced Registration
	Statement on Form N-14 (the "Registration Statement") filed by the Company
	with the Securities and Exchange Commission (the "Commission").

	In connection with issuing this opinion, we have examined copies, either
	certified or otherwise proved to our satisfaction to be genuine, of the
	Registration Statement relating to the Shares, substantially in the form in
	which it is to be filed with the Commission, the Company's Articles of
	Incorporation, as amended and restated and as supplemented, and such other
	corporate records, resolutions, prospectuses, and other material we deemed
	necessary and appropriate as a basis for this opinion.  We have assumed the
	authenticity of all documents, and the conformity to original documents of all
	documents submitted to us as certified, conformed or photostatic copies.   We
	have also assumed that the Shares will be issued and sold as described in the
	Registration Statement and the Plan.  We issue this opinion based on and in
	reliance on the foregoing and subject to the assumptions, limitations, and
	qualifications set forth herein.

	Based upon and subject to the foregoing, we are of the opinion that the Shares, when and if issued and delivered against payment therefor in accordance with the Registration Statement and the Plan, will be legally issued, fully paid and nonassessable.

	We consent to the attachment of this opinion to the Registration Statement,
	and we consent to the reference to our firm as counsel in the Registration
	Statement.  In giving this consent, we do not admit that we come within the
	category of persons whose consent is required under Section 7 of the
	Securities Act of 1933, as amended.

	We are members of the State Bar of Texas and do not hold ourselves out as
	being conversant with the laws of any jurisdiction other than those of the
	United States of America and the State of Texas.  We note that we are not
	licensed to practice law in the State of Maryland, and to the extent that any
	opinion herein involves the laws of the State of Maryland, such opinion should
	be understood to be based solely on our review of the documents referred to
	above and the published statutes of the State of Maryland.

	The opinion expressed herein is limited to the matters specifically set forth
	herein, and no other opinion shall be inferred beyond the matters expressly
	stated.  We assume no obligation to supplement this opinion if any applicable
	law changes after the date hereof or if we become aware of any fact that might
	change the opinion expressed herein after the date hereof.

			Yours very truly,

                        /s/ Greer, Herz & Adams, L.L.P.

			Greer, Herz & Adams, L.L.P.


October 6, 2008	Page 2

	Re:	American National Investment Accounts, Inc.
		Registration Statement on Form N-14